Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of                     , 2015 between Baozun Inc., a company incorporated in the Cayman Islands having its registered office at the offices of Novasage Incorporations (Cayman) Limited, at Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands (the “Company”), and                      (the “Indemnitee”).

WITNESSETH THAT:

WHEREAS, the Company’s business is primarily operated through its direct and indirect subsidiaries in the People’s Republic of China (the “PRC”), and as such the investors, directors, officers and other persons in service to the Company are or will be subject to the PRC market and legal environment;

WHEREAS, highly competent persons have become more reluctant to serve companies as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals to serve on the Board or in other capacities, the Company may attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based companies and other business enterprises, the Company believes that, given current market conditions and trends in the PRC, the United States and elsewhere, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to companies or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the shareholders of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provisions of the existing articles of association and memorandum of association (the “Memorandum and Articles”) of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder;

WHEREAS, the Indemnitee does not regard the protection available under the Company’s Memorandum and Articles as adequate in the present circumstances, and the Indemnitee may not be willing to serve the Company as an officer or director without adequate protection;

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

WHEREAS, the Company desires to have the Indemnitee serve as a director of the Company.

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve as a director after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings other than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine upon application that despite such adjudication of liability in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnification.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or passive wrongdoing of the Indemnitee. The only limitations that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to the Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful or as specified in Section 9 hereof.

3. Contribution in the Event of Joint Liability.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or Proceeding), to the fullest extent permitted under applicable law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or Proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any action, suit or Proceeding in which the Company is jointly liable with an Indemnitee (or would be if joined in such action, suit or Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or Proceeding), to the fullest extent permitted under applicable law, the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or Proceeding arose; provided, however, that the proportion determined on the basis of relative benefits may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) To the fullest extent permitted under applicable law, the Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than the Indemnitee, who may be jointly liable with the Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company (together with its directors, officers, employees and agents) and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance, to the extent not prohibited by law, all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence each of the Expenses incurred by the Indemnitee for which he seeks advancement and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Advances shall be made without regard to an Indemnitee’s ability to repay Expenses and without regard to such Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under the laws of the Cayman Islands. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, an Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the sole election of the Board: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (2) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (3) if so directed by the Board, by the shareholders of the Company.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board and written notice of such selection shall be given to the Indemnitee. The Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected by the Board shall act as Independent Counsel. If a written objection is made and substantiated to the Board’s sole satisfaction, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that any Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because an Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(e) To the maximum extent permitted by applicable law, the Indemnitee shall be deemed to have acted in good faith if such Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether an Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders of the Company for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g) The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to an Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or Proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or Proceeding; provided, however, that the Indemnitee shall not be entitled for indemnification under this Agreement with respect to any settlement unless the Company shall have consented to such settlement, which consent shall not be unreasonably withheld. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that an Indemnitee had reasonable cause to believe that his conduct was unlawful.

(j) The Company will be entitled to participate in the Proceeding at its own expense.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request therefor, (v) payment of indemnification is not made within thirty (30) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, or (vi) in the event the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to such Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction, of such Indemnitee’s entitlement to such indemnification. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted in accordance with Section 21 of this Agreement. The Indemnitee shall commence such Proceeding or award in arbitration, as applicable, seeking an adjudication within one hundred and eighty (180) days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 7(a). The Company shall not oppose the Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that the Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all Expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company, if requested by the Indemnitee, shall (within thirty (30) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and the right to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the certificate of incorporation of the Company, the Memorandum and Articles of the Company, any agreement, a vote of shareholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Memorandum and Articles of the Company and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any of the Indemnitee’s agents.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise that such person serves at the request of the Company, the Indemnitee shall be covered in their capacity as such by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary, as applicable, under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event the Company makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify the Indemnitee in connection with any claim:

(a) for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the United States Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law of the United States; or

(c) brought against him by reason of any alleged dishonesty or fraud on his part and in which the Indemnitee shall have been adjudicated by final judgment in a court of law or other tribunal of competent jurisdiction to have committed acts (i) of active and deliberate dishonesty on the Company, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated; or

(d) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until six (6) years after the end of any period the Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement, notwithstanding such six (6) year period. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

11. Security. To the extent requested by the Indemnitee and approved by the Board of the Company, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company represents that this Agreement has been approved by the Company’s Board and shareholders.

13. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise that such person is or was serving at the express written request of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and, for purposes of Section 7(d) only, Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of their rights under this Agreement by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(e) “Independent Counsel” means a law firm, or a member of a law firm, or a solo practitioner, that is experienced in matters of Cayman Islands company law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by the Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement and any others prohibited hereunder.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by facsimile at the number set forth on the signature page hereof upon successful transmission report being generated by the sender’s machine; or (iii) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

18. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

20. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Cayman Islands, without regards to conflicts of law principles.

21. Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b) If the Dispute is not resolved within sixty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c) The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in the Cayman Islands. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the HKIAC.

(d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 21, including the provisions concerning the appointment of arbitrators, the provisions of this Section 21 shall prevail.

(e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of the Cayman Islands and shall not apply any other substantive law.

(g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

22. Language. This Agreement is entered into in English only. Any Chinese translation of this Agreement, if any, is for reference only and shall not be a legally binding document. Accordingly, the English version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

23. Construction. The parties acknowledge that both parties have contributed to the drafting of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

BAOZUN INC.

By:
Name:
Capacity:
Address:

[Signature Page to Indemnification Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:

By:
Name:
Address:

[Signature Page to Indemnification Agreement]